EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholder
REITPlus, Inc.
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
(signed) KPMG LLP
Houston, Texas
May 30, 2007